Exhibit 99.2
PROXY
FIRST MIAMI BANCORP, INC.
This proxy is solicited on behalf of the Board of Directors of First Miami Bancorp, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at 1:30 p.m., Eastern Time, on May 30, 2023, at the First National Bank of South Miami, 5750 Sunset Drive, South Miami, Florida 33143 and at any postponements or adjournments thereof (the “Annual Meeting”).
The undersigned, being a stockholder of the Company, hereby appoints Bruce Wirtz MacArthur, Daniel R. Wirtz and Arthur M. Wirtz III, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions, and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Company’s Board of Directors unanimously recommends stockholders vote “FOR” Items 1, 2 and 3.
	FOR	AGAINST	ABSTAIN

1.
Merger Proposal. To approve the Agreement and Plan of Merger, dated as of February 13, 2023, by and among United Community Banks, Inc., First Miami Bancorp, Inc. and Zamboni Merger Sub, Inc., as it may be amended from time to time (which proposal is referred to as the “Merger Proposal”).

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2. Election of Directors. To elect two members of the Company’s Board of Directors for a three-year term.
W. Rockwell Wirtz	□	□	□
Drew A. Dammeier	□	□	□
3. Adjournment Proposal. To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Merger Proposal.	□	□	□

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted “FOR” the approval of the Merger Proposal set forth under Item 1 and voted “FOR” the nominees set forth under Item 2 and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said proxy holders deem advisable.
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S). If signed by attorney, trustee, executor, personal representative or guardian, indicate title. Joint owners must all sign.
In Witness Whereof, I(we) have signed this PROXY this           day of                  , 2023.
Number of Shares Owned:

Signature 1	Signature 2
Stockholder Name and Address: